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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Liberty Media Corporation:

We consent to the incorporation by reference in the following registration statements of Liberty Media Corporation of our reports dated March 14, 2005, with respect to the consolidated balance sheets of Liberty Media Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Liberty Media Corporation:

FORM      REGISTRATION STATEMENT NO.       DESCRIPTION
----      --------------------------       -----------
S-8       333-67276                        Liberty Media Corporation 401(k) Savings Plan

S-8       333-67296                        Liberty Media Corporation Incentive Plan

S-3       333-66034 (Post Effective        Liberty Media Corporation $3.0 Billion, shares of Series A Common Stock,
          Amendment No. 1 to Form S-1)     Debt Securities, or Warrants

S-8       333-104154                       Liberty Media Corporation 2002 Non-employee Director Incentive Plan

S-3       333-105006                       Liberty Media Corporation $1.75 Billion, 0.75% Exchangeable Senior
                                           Debentures due 2023

S-3       333-107613                       Liberty Media Corporation 217,709,773 shares of Series A Common Stock and
                                           $225,620,069 Floating Rate Senior Notes due 2006

S-3       333-118758                       Liberty Media Corporation 23,474 shares of Series A Common Stock

As discussed in note 2 to the consolidated financial statements, Liberty Media Corporation changed its method of accounting for intangible assets in 2002.

KPMG LLP

Denver, Colorado
March 14, 2005